As filed with the Securities and Exchange Commission on June 9, 1999

File No.                                    Commission file number:  333-
------------------------------              --------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      Modern Medical Modalities Corporation
         (Exact name of registrant as specified in its charter)


          New Jersey                               22-3318886
  (State or Other Jurisdiction          (Employer Identification Number)
of Incorporation or Organization)


             1719 Route 10, Suite 119, Parsippany, New Jersey 07954
                    (Address of Principal Executive Offices)

         1999 Stock Option Plan of Modern Medical Modalities Corporation
                            (Full Title of the Plan)

      Jan Goldberg, 1719 Route 10, Suite 119, Parsippany, New Jersey 07954
            (Name, Address, Including Zip Code, of Agent for Service)

    Telephone number, including area code, of agent for service: 973-538-9955


                         CALCULATION OF REGISTRATION FEE
--------------  -------------  ----------------  ----------------  -------------
    Title of      Amount of    Proposed Maximum  Proposed Maximum    Amount of
 Securities to    Shares to     Offering Price       Aggregate      Registration
 be Registered  be Registered    Per Share(1)     Offering Price        Fee
==============  =============  ================  ================  =============
 Common Stock,    1,500,000          $3.25          4,875,000         $1,355.25
   par value
    $0.0001
==============  =============  ================  ================  =============

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 4, 1999, a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


                                      Total Number of Pages Contained Herein: 11
                                      Index to Exhibits may be Found on Page 5

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933

     Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings     Prospectus Heading
------------------------------------------------     ------------------

Item 1.  Plan Information                            Section 10(a) Prospectus

Item 2.  Registrant Information and                  Section 10(a) Prospectus
         Employee Plan Annual Information


           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Modern Medical Modalities Corporation, a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

     2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1998.

     3. The description and specimen certificate of the Company's common stock, par value $0.0001 ("Common Stock"), contained in the Company's registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's registration statement under the Exchange Act, and is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

     No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.  Indemnification of Directors and Officers.

     The Company shall, to the fullest extent permitted by the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify under said section from and against any and all expenses, liabilities or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to Article 6.

     Insofar as indemnification for liabilities arising under the securities act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provision, or otherwise, the company has been informed that in the opinion of the securities and exchange commission such indemnification is against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the company or expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the act and will be covered by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8.  Exhibits.

     The exhibits are attached to this Form S-8 are listed in the Exhibit Index, which is found on page 5.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on May 5, 1999.

                           Modern Medical Modalities Corporation


                           By ________________________________________
                                 Roger Findlay, Chairman of the Board


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                              Date
---------                         -----                              ----

 /s/ Roger Findlay                Chairman of the Board              May 5, 1999
------------------------------
Roger Findlay

 /s/ Jan Goldberg                 Vice President,                    May 5, 1999
-------------------------------   Treasurer and Director
Jan Goldberg

 /s/ Gregory Maccia               Vice President,                    May 5, 1999
-------------------------------   Secretary and Director
Gregory Maccia

 /s/ Fred Mancinelli              Director                           May 5, 1999
-------------------------------
Fred Mancinelli

 /s/ Carl J. Gedeon               Director                           May 5, 1999
-------------------------------
Carl J. Gedeon